Exhibit 99.2

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Delta Reports Financial and Operating Performance for December 2015

ATLANTA, January 5, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for December 2015.

Consolidated passenger unit revenue (PRASM) for the month of December declined 5.0% year over year. Results for the month included a 2 point headwind from calendar timing of the Thanksgiving holiday and 2 points of pressure from foreign exchange.

In an Investor Update issued this morning, Delta announced that it expects its operating margin to be 16.5% - 17.5% and its unit revenue to decline approximately 1.5% for the December quarter.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
December consolidated PRASM change year over year	(5.0)%
December mainline completion factor	99.75%
December on-time performance (preliminary DOT A14)	83.6%

Delta Air Lines serves nearly 180 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 328 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 5, 2016, and which we have no current intention to update.

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Non-GAAP Reconciliation

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Operating Margin, adjusted for special items

Delta adjusts for the following items to determine operating margin, adjusted for special items, for the reasons described below:

Mark-to-market ("MTM") adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Refinery Sales. Delta's refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

(Projected)
December Quarter 2015
Operating margin	17.0% to 18.4%
Adjusted for:
MTM adjustments and settlements	(0.7)% to (1.1)%
Refinery sales	0.2%
Operating margin, adjusted	16.5% to 17.5%

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Dec 2015	Dec 2014	Change		Dec 2015	Dec 2014	Change

RPMs (000):
Domestic	10,195,539	9,726,356	4.8%		126,291,315	120,210,984	5.1%
Delta Mainline	8,499,782	7,997,057	6.3%		105,452,359	98,844,466	6.7%
Regional	1,695,757	1,729,299	(1.9%)		20,838,956	21,366,518	(2.5%)
International	6,183,709	6,389,310	(3.2%)		83,319,480	82,714,169	0.7%
Latin America	1,687,316	1,644,306	2.6%		18,983,928	18,061,691	5.1%
Delta Mainline	1,640,461	1,607,676	2.0%		18,566,966	17,690,081	5.0%
Regional	46,855	36,630	27.9%		416,962	371,610	12.2%
Atlantic	2,691,650	2,796,877	(3.8%)		40,451,502	40,204,580	0.6%
Pacific	1,804,743	1,948,127	(7.4%)		23,884,050	24,447,898	(2.3%)
Total System	16,379,248	16,115,666	1.6%		209,610,795	202,925,153	3.3%

ASMs (000):
Domestic	11,980,818	11,627,095	3.0%		146,893,820	141,128,195	4.1%
Delta Mainline	9,882,013	9,400,441	5.1%		121,093,793	114,179,785	6.1%
Regional	2,098,805	2,226,654	(5.7%)		25,800,027	26,948,410	(4.3%)
International	7,422,952	7,632,314	(2.7%)		99,864,705	98,548,212	1.3%
Latin America	2,048,070	1,996,325	2.6%		22,944,067	21,725,290	5.6%
Delta Mainline	1,988,823	1,948,517	2.1%		22,413,220	21,229,683	5.6%
Regional	59,248	47,808	23.9%		530,847	495,607	7.1%
Atlantic	3,297,431	3,342,655	(1.4%)		49,117,993	47,565,990	3.3%
Pacific	2,077,451	2,293,334	(9.4%)		27,802,644	29,256,932	(5.0%)
Total System	19,403,771	19,259,409	0.7%		246,758,525	239,676,407	3.0%

Load Factor:
Domestic	85.1%	83.7%	1.4	pts	86.0%	85.2%	0.8	pts
Delta Mainline	86.0%	85.1%	0.9	pts	87.1%	86.6%	0.5	pts
Regional	80.8%	77.7%	3.1	pts	80.8%	79.3%	1.5	pts
International	83.3%	83.7%	(0.4)	pts	83.4%	83.9%	(0.5)	pts
Latin America	82.4%	82.4%	0.0	pts	82.7%	83.1%	(0.4)	pts
Delta Mainline	82.5%	82.5%	0.0	pts	82.8%	83.3%	(0.5)	pts
Regional	79.1%	76.6%	2.5	pts	78.5%	75.0%	3.5	pts
Atlantic	81.6%	83.7%	(2.1)	pts	82.4%	84.5%	(2.1)	pts
Pacific	86.9%	84.9%	2.0	pts	85.9%	83.6%	2.3	pts
Total System	84.4%	83.7%	0.7	pts	84.9%	84.7%	0.2	pts

Mainline Completion Factor	99.8%	99.9%	(0.1)	pts

Passengers Boarded	14,256,852	13,675,728	4.2%		179,382,874	171,358,504	4.7%

Cargo Ton Miles (000):	170,810	187,550	(8.9%)		2,190,248	2,357,121	(7.1%)

a Results include flights operated under contract carrier arrangements